HomeStreet Announces Authorization of $25 Million Share Repurchase and Increases Common Stock Dividend by 67% to $0.25 Per Share

SEATTLE – January 29, 2021 – HomeStreet, Inc. (Nasdaq: HMST) or (“HomeStreet”), the parent company of HomeStreet Bank (the “Bank” and together with HomeStreet, the “Company”), today announced that the Board of Directors has approved an expansion of our share repurchase program and an increase in our quarterly dividend.

The approved expansion of our share repurchase program allows for the repurchase for up to $25 million in aggregate amount of shares of the Company’s common stock. Under this program, the Company may repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.
The Board of Directors also approved an increase in our cash dividend from $0.15 to $0.25 per common share. The dividend is payable on February 24, 2021 to stockholders of record at the close of business on February 09, 2021.

“Due to our strong financial results for the quarter and year ended December 31, 2020, and our strong capital and liquidity positions, we are pleased to announce these returns of capital,” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “In making these decisions, the Board considered our current risk profile, COVID-related economic and credit uncertainty, and our expectations for continued strong financial results. Active capital management is a key component of our strategy to create long-term shareholder value.”

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Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc., HomeStreet Bank (and any consolidated subsidiaries of HomeStreet, Inc. and HomeStreet Bank) and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the impacts of COVID-19 on our business and operating strategies and plans and on the economies and communities we serve, our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related the exit of our home loan center-based mortgage operations and restructuring activities. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contacts:

Investor Relations:

Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

or

Media Relations:

Misty Ford, 206-876-5506
misty.ford@homestreet.com